Exhibit 23.3

January 24, 2005

United States Securities and
  Exchange Commission
Washington, DC 20549

Form S-3 Registration Statement-Investors Real Estate Trust

We consent to the incorporation directly or by reference in the Registration Statement on Form S-3 of Investors Real Estate Trust, dated January 24, 2005, of our Legality and Tax Matters opinion letters dated January 24, 2005. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

PRINGLE & HERIGSTAD, P.C.

By:	/s/ David J. Hogue

David J. Hogue

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